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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 2000 included in Wells Real Estate Investment Trust, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


/s/ Arthur Andersen LLP
---------------------------


Atlanta, Georgia
October 20, 2000